UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021 (April 1, 2021)

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37902	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 911, 9/F, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR

Beijing 100027 Peoples’ Republic of China

(address of principal executive offices) (zip code)

Tel: +852 2961 4888

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 1, 2021, Board of Directors (the “Board”) of Moxian, Inc (the “Registrant”) appointed Ms. Zhao Yahui to the Board of the Registrant as an independent director. There are no relationships or related transactions between Ms. Zhao and the Registrant that would be required to be reported under Section 404(a) of Regulation S-K.

Ms Zhao Yahui, aged 31, obtained a Master’s degree in Financial Management from Loughborough University in the United Kingdom in 2013, having first graduated with a Bachelor’s Degree in Hospitality and Travel Management from the Florida International University in June 2010. From August 2013 to December 2014, she worked as the Executive Assistant to the Chairman of Yangtai Chengxin Group where she was involved in group investments and M&A related work. From June 2015 to the present, she is the Head of Department at Baidahuang Cultural Tourism Co. Ltd. where she is responsible for market development and foreign investment and co-operation.

The Board believes that Ms. Zhao should serve as an independent director of the Company based on her experience.

Also, effective from April 1, 2021, the Board elected Mr. Hao Qinghu as its Chairman. Mr. Hao is also the Chief Executive Officer of the Registrant. He has been a director of the Company since January, 2016. Mr. Hao replaces Mr. William Yap Guan Hong, who had served as non-executive chairman; Mr. Yap will remain on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: April 6, 2021	By:	/s/ Tan Wanhong
	Name:	Tan Wanhong
	Title:	Chief Financial Officer and Board Secretary